UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 14, 2010

TEUCRIUM COMMODITY TRUST
(Exact name of registrant as specified in its charter)
Delaware	001-34765	61-1604335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
232 Hidden Lake Road, Building A Brattleboro, Vermont 05301
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code	(802) 257-1617
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 1.02.  Entry Into and Termination of Material Definitive Agreements

Effective as of October 14, 2010, the Marketing Agent Agreement (the “Marketing Agent Agreement”) dated January 8, 2010 among Teucrium Commodity Trust (the “Registrant”), Teucrium Trading, LLC (the “Sponsor”) and ALPS Distributors, Inc. (“ALPS”), whereby ALPS served as marketing agent for the Teucrium Corn Fund (the “Fund”), a series of the Registrant, was terminated.  Effective October 15, 2010, the Registrant and the Sponsor entered into a Distribution Services Agreement (the “Distribution Services Agreement”) with Foreside Fund Services, LLC (“Foreside”) whereby Foreside became the Fund’s marketing agent/distributor.

The services that Foreside is obligated to perform as distributor and the fees to which it is entitled for performing those services are similar to the services ALPS was obligated to perform and the fees ALPS was entitled to receive as marketing agent for the Fund.  Under the Marketing Agent Agreement, ALPS agreed to process orders for creation baskets and redemption baskets as set forth in the agreements with authorized purchasers of such baskets.  ALPS also agreed to develop an overall sales and marketing plan for the Fund, supervise sales-related activities, participate in field sales activities, and provide a shared National Accounts Manager, shared external and internal wholesalers and call center support for the Fund.  Under the Marketing Agent Agreement, ALPS was entitled to receive a fee at an annual rate of 0.10% of the Fund’s average daily net assets, subject to a minimum annual fee of $100,000.  In connection with the termination of the Marketing Agent Agreement, the Fund expects to pay a fee to ALPS in the amount of $12,500 as payment in full for all services provided by ALPS under the Marketing Agent Agreement while such agreement was in effect.

The Distribution Services Agreement, together with a Distribution Consulting and Marketing Service Agreement among Foreside, the Sponsor and the Registrant dated as of September 17, 2010, call for Foreside to, among other responsibilities: (1) work with the Fund’s custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets; (2) market the Fund to financial intermediaries and increase the financial intermediaries’ awareness of the Fund; (3) assist with the marketing positioning of the Fund; (4) attend relevant industry conferences as appropriate; and (5) deploy sales team resources as need to target markets.  Foreside is entitled to receive, for its services as marketing agent to the Fund, a fee at an annual rate of 0.10% of the Fund’s average daily net assets, subject to a minimum annual fee of $150,000 so long as the Fund is the only commodity pool in operations sponsored by the Sponsor for which the Marketing Agent serves as such.  If the Marketing Agent serves as such for two operational commodity pools sponsored by the Sponsor (including the Fund), the minimum annual fee will be $125,000 per pool and, if the Marketing Agent serves as such for three such pools, the minimum annual fee will be $100,000 per pool.

The foregoing description of the Distribution Services Agreement and Distribution Consulting and Marketing Service Agreement is qualified in its entirety by reference to the actual terms of the respective documents.  A copy of the Distribution Services Agreement is filed herewith as Exhibit 10.1 and a copy of the Distribution Consulting and Marketing Service Agreement is filed herewith as Exhibit 10.2, and each such agreement is incorporated by reference into this Item 1.01.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

10.1	Distribution Services Agreement among Foreside, the Sponsor and the Registrant dated October 15, 2010.

10.2	Distribution Consulting and Marketing Service Agreement among Foreside, the Sponsor and the Registrant dated as of September 17, 2010.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEUCRIUM COMMODITY TRUST
	By:	Teucrium Trading, LLC, its sponsor
Date: October 18, 2010	By:	/s/ Dale Riker
	Name:	Dale Riker
	Title:	Treasurer and Secretary

Exhibit Index

10.1	Distribution Services Agreement among Foreside, the Sponsor and the Registrant dated October 15, 2010.

10.2	Distribution Consulting and Marketing Service Agreement among Foreside, the Sponsor and the Registrant dated as of September 17, 2010.